UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2009 (January 26, 2009)

TRI-ISTHMUS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30326	77-0557617
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9663 Santa Monica Boulevard, #959 Beverly Hills, California	90210-4303
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 860-2501

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure Of Directors Or Principal Officers; Election Of Directors; Appointment Of Principal Officers

(a)	Not applicable.

(b)
Effective January 26, 2009, Dennis M. Smith ceased to be Chief Financial Officer of Tri-Isthmus Group, Inc., a Delaware corporation (the “Company”), and Mr. Smith has decided to pursue other interests. On October 9, 2008, Mr. Smith’s employment agreement with the Company terminated. Upon such termination, Mr. Smith had certain contractual rights, pursuant to which the Company will continue to pay Mr. Smith until April 9, 2009. Mr. Smith was offered a severance package to continue his pay beyond April 9, 2009 as recognition of gratitude for past services rendered. There were no disagreements with the Company on any matter related to the Company’s operations, policies or practices. Mr. Smith continues to serve as a member of the Company’s Board of Directors.

(c)
Effective January 30, 2009, Donald C. Parkerson, 58, was appointed to serve a month-to-month term as the Company’s Chief Financial Officer to replace Mr. Smith. Mr. Parkerson currently serves as the Chief Financial Officer of Rural Hospital Acquisitions, LLC, an Oklahoma limited liability company and wholly-owned subsidiary of the Company. Mr. Parkerson has been a partner in the Nashville practice of Tatum, LLC (“Tatum”) since March of 2008, and he currently still holds this position. His 34-year career in the healthcare industry includes serving as the Vice President of Accounting and Corporate Controller of public companies in the healthcare segment and 25 years as audit and technology consulting partner in a public accounting firm serving clients in healthcare, telecommunications, distribution, and a number of other industries. Between November 2007 and February 2008, Mr. Parkerson was searching for a suitable employment opportunity consistent with his years of experience and educational background. From July 2007 to October 2007, he worked as Senior Vice President, Corporate Controller, of Surgical Care Affiliates, LLC. From May 2004 to June 2007, he served as Vice President, Surgery Division Controller, of HealthSouth Corporation. Prior to that, he was co-founder and partner at the accounting firm of Young, Parkerson & Co., LLP, where he began working in 1979. Mr. Parkerson graduated with a degree in accounting from Delta State University.

Mr. Parkerson’s employment is governed by an Executive Services Agreement, dated June 27, 2008, by and between the Company and Tatum, whereby the Company will (i) pay Mr. Parkerson a salary of $21,000 per month, plus other customary employment-related costs, in exchange for Mr. Parkerson’s service, and (ii) pay Tatum a fee of $9,000 per month in exchange for Tatum making available to the Company Mr. Parkerson and Tatum’s intellectual capital for use in Mr. Parkerson’s employment relationship with the Company. Pursuant to the Executive Services Agreement, the Company has the opportunity to make Mr. Parkerson a full-time member of Company management at any time by entering into another form of Tatum agreement, which will be negotiated at such time. In addition, the Company will consider paying to Mr. Parkerson and Tatum a total cash bonus of up to 50% of the total salary and fees paid during the term of the Executive Services Agreement.

Mr. Parkerson has no family relationships with any officer or director of the Company or any of its subsidiaries, and has engaged in no transactions with related persons since the beginning of the Company’s last fiscal year.

(d)    Not applicable.

(e)    Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRI-ISTHMUS, INC.

Date: January 30, 2009

By: /s/ David Hirschhorn
DAVID HIRSCHHORN,
Chief Executive Officer